 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2021 (November 18, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	42-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2021, John Stark Electric, Inc., a New Hampshire corporation (“JSI”) and wholly-owned subsidiary of iSun, Inc., a Delaware corporation (the “Company”), Liberty Electric, Inc., a New Hampshire Corporation (“Liberty”) and John P. Comeau (“Comeau”) after obtaining required consents  released signature pages and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which JSI acquired all of the assets of Liberty for a purchase price of $1.3 million, subject to a post-closing working capital adjustment. The purchase price was paid as follows: (i) cash in the amount of $750,000; (ii) Common Stock of the Company in the amount of $250,000, priced at $8.4035 per share, which is the 10-day volume weighted average Nasdaq closing price immediately prior to the Closing Date; and (iii) earn out consideration of up to $300,000 upon the fulfillment of certain conditions.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Neither JSI nor any of its affiliates, or any director or officer of JSI or any of its affiliates, or any associate of any such director or officer, has any material relationship with Liberty. The terms of the Asset Purchase Agreement, including the purchase price, were determined by arm’s length negotiations between JSI and Liberty.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Asset Purchase Agreement has been filed as an exhibit to this report to provide investors and securities holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the asset purchase agreement or the business to be acquired. The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Employment Agreement

In connection with the Asset Purchase Agreement, JSI entered into an Employment Agreement (the “Employment Agreement”) with Comeau providing for Comeau’s employment by JSI, including non-competition provisions.
The foregoing description of the Employment Agreement is not meant to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Irrevocable Proxy

In connection with the Asset Purchase Agreement, Comeau delivered to the Company an Irrevocable Proxy designating the Company’s President, Jeffrey Peck, as Comeau’s proxy for purposes of voting all of the Company’s shares owned by Comeau. The foregoing description of the Irrevocable Proxy is qualified in its entirety by the Irrevocable Proxy, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Asset Purchase Agreement by and among John Stark Electric, Inc., Liberty Electric, Inc. and John P. Comeau, dated as of October 31, 2021

10.1	Employment Agreement between John Stark Electric, Inc. and John P. Comeau, dated as of October 31, 2021

10.2	Irrevocable Proxy between iSun, Inc. and John P. Comeau, dated as of October 31, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer